Exhibit 99.1

Journey Medical Corporation Secures Contract with Third Major GPO for Emrosi™

Payer access for Emrosi™ expanded from approximately 100 million commercial lives to over 150 million commercial lives as of April 1, 2026

Scottsdale, AZ – April 21, 2026 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or “the Company”, “we”, or “our”), a commercial-stage pharmaceutical company primarily focused on developing, selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced that approximately 85% of all commercial lives in the United States now have access to Emrosi™ (40 mg Minocycline Hydrochloride Modified-Release Capsules, 10 mg immediate release and 30 mg extended release) after contracting with the third major group purchasing organization (GPO). Emrosi™ is for the treatment of inflammatory lesions of rosacea in adults. Journey Medical continues to execute on the launch of Emrosi™, with expanded payer access anticipated to facilitate further growth in total prescription demand.

“We are extremely pleased with the completion of this milestone for Emrosi™,” said Claude Maraoui, Co-Founder, President, and CEO of Journey Medical Corporation. “Our focus on delivering cost-effective access to high-quality dermatology therapies is expected to expand coverage and improve patient access, positioning Emrosi™ for sustained commercial growth. Now that our contracts have been secured with the three major GPOs, we look forward to continuing to increase coverage for Emrosi™ for patients nationwide by converting access into coverage. Our efforts remain on health plan formulary adoption, on both a national and regional level, throughout 2026 and beyond, supporting Emrosi’s™ potential to become the standard of care in rosacea and driving long-term value creation. As formulary adoption continues to increase, we expect there to be less reliance on our co-pay bridging program and an improvement in profitability for the brand.”

About Rosacea

Rosacea is a chronic, relapsing, inflammatory skin condition that most commonly presents with symptoms such as deep facial redness, acne-like inflammatory lesions (papules and pustules) and spider veins (telangiectasia). According to The National Rosacea Society, it is estimated that rosacea affects over 17 million Americans and as many as 415 million people worldwide. Rosacea is most frequently seen in adults between 30 and 50 years of age. Surveys conducted by The National Rosacea Society report that more than 90 percent of rosacea patients said their condition had lowered their self-confidence and self-esteem, and 41 percent stated that it had caused them to avoid public contact or cancel social engagements. Among rosacea patients with severe symptoms, 88 percent said the disorder had adversely affected their professional interactions, and 51 percent said they had missed work because of their condition.

Important Safety Information

Indication: EMROSI™ is indicated for the treatment of inflammatory lesions (papules and pustules) of rosacea in adults. Adverse Events: The most common adverse reaction reported by ≥1% of subjects treated with EMROSI and more frequently than in subjects receiving placebo was dyspepsia. Contraindications: EMROSI should not be taken by patients who have a history of hypersensitivity to any of the tetracyclines. Warnings/Precautions: Cases of anaphylaxis, serious skin reactions (e.g., Stevens-Johnson syndrome), erythema multiforme, and drug rash with eosinophilia and systemic symptoms (DRESS) syndrome have been reported postmarketing with minocycline use in patients with acne. If DRESS syndrome is recognized, discontinue EMROSI immediately. Use during the second and third trimesters of pregnancy, infancy and childhood up to the age of 8 years may cause permanent discoloration of the teeth and reversible inhibition of bone growth. Discontinue EMROSI use if Antibiotic-Associated Colitis occurs. Discontinue EMROSI if liver injury is suspected. Patients experiencing light-headedness, dizziness or vertigo should be cautioned about driving vehicles or operating heavy machinery. Clinical manifestations include headache, blurred vision, diplopia, and vision loss. Discontinue EMROSI immediately if symptoms occur. Symptoms may be manifested by fever, rash, arthralgia, and malaise. Discontinue EMROSI immediately if symptoms occur. Patients should minimize or avoid exposure to natural or artificial sunlight while using EMROSI. Tetracycline-class antibiotics are known to cause hyperpigmentation. EMROSI may induce hyperpigmentation in many organs, including nails, bone, skin, eyes, thyroid, visceral tissue, oral cavity, sclerae and heart valves. Because of the potential for drug-resistant bacteria to develop during the use of EMROSI, use EMROSI only as indicated. If superinfection occurs, discontinue EMROSI and institute appropriate therapy. Perform periodic laboratory evaluations of organ systems, including hematopoietic, renal and hepatic studies. You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

For full prescribing information, please visit www.emrosi.com.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on developing, selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets eight branded FDA-approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and future product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition because their period of exclusivity has ended or they are without patent protection, subjecting them to the potential introduction of new competitor products and/or an increase in market share of existing competitor products, either of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance on third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of EmrosiTM and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com